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                                                                   Exhibit 10.54

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                              STANDARD FORM LEASE
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PARTIES: This Lease, executed in duplicate at Cupertino, California, on
March 15, 2000, by and between Mission West Properties, L.P., a Delaware Limited Partnership, and A C T Manufacturing, Inc., a Delaware Corporation, hereinafter called respectively Lessor and Lessee, without regard to number or gender.

USE: Witnesseth: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein office, research and development, light manufacturing, and warehouse activities, and any other legal activity; and for no other purpose without obtaining the prior written consent of Lessor.

PREMISES: The real property with appurtenances as shown on Exhibit A (the "Premises") situated in the City of San Jose, County of Santa Clara, State of California, and more particularly described as follows:

     The Premises of Phase I includes 117,740 square feet of building ("Phase I"), including the loading docks and all improvements thereto, as shown on Exhibit A.1 including the right to use up to 412 unreserved parking spaces. The address for the Premises is 5500 Hellyer Avenue, San Jose, California. Lessee's pro-rata share of the Premises is 100%.

     The Premises for Phase II shall be approximately 82,500 square feet of building("Phase II"), including all improvements thereto, as shown on Exhibit A.1 including the right to use up to 288 unreserved parking spaces. The address for the Premises for Phase II is 5550 Hellyer Avenue, San Jose, California. Lessee's pro-rata share for Phase II is 100%.

TERM: The term for Phase I shall be for One Hundred Twenty (120) months unless extended pursuant to Section 35 of this Lease (the "Lease Term"), commencing on the Commencement Date as defined in Section 1 and ending sixty (120) months thereafter. Phase I & II Leases will end co-terminously.

RENT: Base rent shall be payable in monthly installments as follows:

                                                   Base rent  Estimated CAC*    Total
                                                   ---------  ---------------  --------
     Months 1 through 4 (Phase I only)              $181,320         $30,730*  $212,050

     Months 5 through 14 (Phase I and Phase II)     $308,370         $52,262   $360,632

Monthly base rent to increase by 3.5% on October 31 of each year during the Lease Term over the prior year's rent effective October 31, 2001

* CAC charges to be adjusted per Common Area Charges Section below.

Base rent and CAC as scheduled above shall be payable in advance on or before the first day of each calendar month during the Lease Term. The term "Rent," as used herein, shall be deemed to be and to mean the base monthly rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease. Rent shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Lessee shall deposit with Lessor the first month's renton the Commencement Date of Phase I and Phase II.

SECURITY DEPOSIT: Lessee shall deposit with Lessor the sum of Two Hundred Twelve Thousand Dollars ($212,000) for Phase I and One Hundred Forty Eight Thousand Six Hundred Dollars ($148,600) for Phase II (the "Security Deposit"). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee commits a default as provided for herein, including but not limited to a default with respect to the provisions contained herein relating to the condition of the Premises, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of default by Lessee. If any portion of the Security Deposit is so used or applied, Lessee shall, within ten days after written demand therefor, deposit cash or replacement letter of credit with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to do so shall be a default by Lessee. Any attempt by Lessee to transfer or encumber its
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interest in the Security Deposit shall be null and void. Upon execution of this
Lease, Lessee shall deposit with Lessor the Security Deposit for Phase I in the form of cash or Letter of Credit at Lessee's option per terms on Exhibit B and Security Deposit for Phase II in the form of cash or Letter of Credit at Lessee's option per terms on Exhibit B on Commencement Date of Phase II.

COMMON AREA CHARGES: Lessee shall pay to Lessor, as additional Rent, an amount equal to Lessee's pro-rata share of the total common area charges of the Premises as defined below (the common area charges for the Premises is referred to herein as ("CAC")). Lessee shall pay to Lessor as Rent, on or before the first day of each calendar month during the Lease Term, subject to adjustment and reconciliation as provided herein below, the sum of Thirty Thousand Seven Hundred and Thirty Dollars ($30,730) for Phase I and Fifty Two Thousand Two Hundred Sixty Two Dollars ($52,262) for Phase I & II combined, said sum representing Lessee's estimated monthly payment of Lessee's percentage share of CAC and includes a fixed monthly sum of Three Thousand Five Hundred Thirty Two Dollars ($3,532) for Phase I and Six Thousand Seven Dollars ($6,007) for Phase I&II which represents the long term capital reserve for replacement of HVAC units, parking lot, roof and painting of exterior building ("Capital Reserves"). It is understood and agreed that Lessee's obligation under this paragraph shall be prorated to reflect the Commencement Date and the end of the Lease Term. Lessee shall deposit the CAC with Lessor on Commencement Date as part of the first month's rent for Phase I & II.

Lessee's estimated monthly payment of CAC payable by Lessee during the calendar year in which the Lease commences is set forth above. At or prior to the commencement of each succeeding calendar year term (or as soon as practical thereafter), Lessor shall provide Lessee with Lessee's estimated monthly payment for CAC which Lessee shall pay to Lessor as Rent. Within 120 days of the end of each calendar year and the end of the Lease Term, Lessor shall provide Lessee a statement of actual CAC incurred, including Capital Reserves for the preceding year or other applicable period in the case of a termination year. If such statement shows that Lessee has paid less than its actual percentage, then Lessee shall within 30 days after invoice and no more often than twice a year
(initial and one revision), pay to Lessor the amount of such deficiency.   If
such statement shows that Lessee has paid more than its actual percentage, then Lessor shall, at its option, promptly refund such excess to Lessee or credit the amount thereof to the Rent next becoming due from Lessee. Lessor reserves the right to revise any estimate of CAC if the actual or projected CAC show an increase or decrease in excess of 10% from an earlier estimate for the same period. In such event, Lessor shall provide a revised estimate to Lessee, together with an explanation of the reasons therefor, and Lessee shall revise its monthly payments accordingly. Lessor's and Lessee's obligation with respect to adjustments at the end of the Lease Term or earlier expiration of this Lease shall survive the Lease Term or earlier expiration. Lessee shall have the right to audit Lessor's CAC records and if errors of more than 5% are found, then Lessor shall pay for the audit.

As used in this Lease, CAC shall include but is not limited to: (i) items as specified in Sections 5(b), 6, 16 and 31; (ii) all costs and expenses including but not limited to supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Premises; (iii) licenses, permits and inspection fees; (iv) all other costs incurred by Lessor in maintaining and operating the Premises; (v) Capital Reserves; and (vi) an amount equal to five percent (5%) of the aggregate of all CAC, as compensation for Lessor's accounting and processing services. The monthly amortized portion of the Capital Expense may be added to the CAC during Lease Term. Lessee shall have the right to review the basis and computation analysis used to derive the CAC applicable to this Lease annually. CAC shall not include (i) rent paid to any ground lessor, (ii) repairs covered by proceeds of insurance; (iii) damage and repairs necessitated by the gross negligence and willful misconduct of Lessor, Lessor's employees, contractors, or agents; (iv) executive salaries or salaries of service personnel to the extent that such personnel perform services not in connection with the management, operation, repair, or maintenance of the Building; (v) Lessor's general overhead expenses not related to the Building;
(vi) costs of any service for which Lessor is reimbursed; (vii) repairs, alterations, additions, improvements or replacements needed to correct defects in any work paid for by Lessee; (viii) "Capital Expenditures" (capital amounts over $5,000), except (a) those required as a result of government regulations imposed on the Premises, (b) those required as a result of alterations of the Premises by Lessee or (c) those required to create operating efficiencies and savings at the Premises, and (ix) management fee of 5% of items (i) thru (vii).
(a), (b), and (c) above shall be amortized over their useful life at Wells Fargo's prime rate plus 1% and the monthly amortization shall be added to Lessee's CAC, except for those replacement items covered in the Capital Reserves.

LATE CHARGES: Lessee hereby acknowledges that a late payment made by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to

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ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Lessor according to the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Lessee is not received by Lessor or Lessor's designee within five (5) days after such amount is due, Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payments made by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor shall it prevent Lessor from exercising any of the other rights and remedies granted hereunder. Notwithstanding the above, Lessor will waive late charges up to two
(2) times in any year due to accounting errors provided Lessee pays within 5 days after written or fax notice.

QUIET ENJOYMENT: Lessor covenants and agrees with Lessee that upon Lessee paying Rent and performing its covenants and conditions under this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the rights reserved by Lessor hereunder.

COMMENCEMENT DATE MEMORANDUM: When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum setting forth the Commencement Date, the expiration date of the Lease Term and the actual square footage of Phase II and any required adjustments to base rent and CAC, but failure to do so shall not affect the continuing validity and enforceability of this Lease, which shall remain in full force and effect.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

1. POSSESSION

1.1 POSSESSION FOR PHASE I:   Possession shall be deemed tendered and the term
shall commence for Phase I &II upon the first to occur of the following (the "Commencement Date for Phase I"): (i) the Premises for Phase I are Substantially Complete or (ii) Lessee occupies the Premises for Phase I and commences to conduct business operations or (iii) if Lessor is prevented from or delayed in completing its work under this Lease due to Lessee Delays, such work will be deemed Substantially Complete as of the date on which it would have been Substantially Complete for Phase I had it not been for such Lessee Delays or
(iv) the Premises for Phase I are available for occupancy by Lessee and the Premises for Phase I meet all requirements for occupancy. It is the intention of Lessee and Lessor that September 1, 2000 shall be the Commencement Date.

"Substantially Complete for Phase I" shall mean that: (i) Lessor has tendered possession of Premises for Phase I to Lessee, (ii) Lessor has met all requirements for occupancy of the Premises for Phase I and obtained a certificate of occupancy or final inspection for the entire Phase I Premises,
(iii) The Lessee Interior Improvements are materially complete per the approved plans, exclusive of telephone or other communication systems, punchlist items and there remains no incomplete or defective items of work which would materially adversely affect Lessee's intended use of the Premises for Phase I, and (iv) said interior of the building is in a "broom clean" condition.

1.2 POSSESSION FOR PHASE II: Possession shall be deemed tendered and the term shall commence for Phase II upon the first to occur of the following (the "Commencement Date for Phase II"): (i) the Premises for Phase II are Substantially Complete or (ii) Lessee occupies the Premises for Phase II and commences to conduct business operations or (iii) if Lessor is prevented from or delayed in completing its work under Section 2 of this Lease due to Lessee Delays, such work will be deemed Substantially Complete for Phase II as of the date on which it would have been Substantially Complete for Phase II had it not been for such Lessee Delays. It is the intention of Lessee and Lessor that January 1, 2001 shall be the Commencement Date for Phase II.

"Substantially Complete for Phase II" shall mean that: (i) Lessor has tendered possession of the Premises for Phase II to Lessee, (ii) Lessor has met all legal requirements for occupancy of the Premises for Phase II and obtained a certificate of occupancy or final inspection for the entire Phase II Premises,
(iii) The Lessee Interior Improvements for Phase II are complete per the approved plans, exclusive of punch list items and there remains no incomplete or defective items of work which would materially adversely affect Lessee's intended use of the Premises for Phase II and (iv) said interior of Building II is in a "broom clean" condition.

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2. LESSEE'S IMPROVEMENTS

2.1 BUILDING SHELL FOR PHASE I: The "Building Shell for Phase I", as defined in the attached Exhibit C shall be constructed at Lessor's sole cost and expense by independent contractors to be employed by and under the supervision of Lessor in accordance with the site plan, elevations, plans, specifications, and working drawings to be prepared by Lessor, which have been approved by Lessee, and thereafter attached hereto as Exhibit D (collectively the "Shell Plans for Phase I"). Lessor shall be responsible for ensuring that Building Shell for Phase I conform to the approved plans and all applicable statutes, rules, regulations, ordinances, and City of San Jose Building Department interpretations necessary for occupancy.

2.1.1 LESSEE INTERIOR IMPROVEMENTS FOR PHASE I: The "Lessee Interior Improvements for Phase I" shall be defined as all items not part of the Building Shell for Phase I and shall be constructed by independent contractors to be employed by and under the supervision of Lessor, in accordance with complete plans and specifications prepared by Lessor for submission to the City of San Jose ("Lessee Improvement Plans for Phase I"), complete with all mechanical and electrical design, approved by Lessee, and then to be attached hereto as Exhibit
E. Lessee and its designated representatives, shall at all times during the construction of the Lessee Interior Improvements for Phase I have access to the Premises to monitor the progress of construction and Lessor's compliance with its obligation hereunder; provided however, that such access shall not unreasonably interfere with the activities of Lessor or its contractors.

2.1.2 BUDGET: Before entering into any contract with a contractor furnishing labor or materials in connection with the construction of the Lessee Interior Improvements for Phase I where the payment due under such contract is estimated by Lessor to be in excess of One Hundred Thousand Dollars ($100,000), Lessor shall request bids from at least three (3) qualified sub-contractors selected by Lessor and approved by Lessee (which approval shall not be unreasonably
withheld) for bidding.  Lessor will accept the lowest bid.   Lessee shall have
the opportunity to review and approve the bidders list prepared by Lessor, which approval shall not be unreasonable withheld, and may select a bidder of their choice for the bid, provided the bidder, meets the Lessor's reasonable requirements.

2.1.3 LESSOR'S ALLOWANCE: Included in the rental rates above would be a Lessee Interior Improvements allowance for Phase I in the amout of Thirty Five Dollars ($35.00) per square foot. Landlord shall also make available an additional Five Dollars ($5.00) per square foot allowance to be amortized over the remaining initial term, at an interest rate of ten percent (10%). Such additional improvements, if used, shall increase the rental to be paid accordingly.

Should the Lessee not utilize the full Thirty Five Dollars ($35.00) per square foot allowance for tenant improvements, then Lessee shall have the following options: (i) receive a rental decrease equal to the unused tenant improvement allowance amortized at ten percent (10%) over the term of the lease, (ii) the right to utilize, at a later time, any unused tenant improvement dollars for a period, not to exceed twelve (12) months from the Commencement Date of Phase I, or (iii) such dollars can be utilized by Lessee for the cost of moving expenses, security systems, phone systems and or cabling.

Lessee has the right to allocate the full tenant improvement allowance over the Phase I and Phase II buildings collectively.

2.1.4 COST STATEMENT & LESSEE'S CONTRIBUTION: Lessor will prepare for Lessee's approval a cost statement which upon completion and approval shall be attached as Exhibit F (the "Phase I Cost Statement"), showing the expected construction
cost of the Lessee Interior Improvements for Phase I.   Lessor may include in
the Phase I Cost Statement, a construction management fee, covering its overhead, profit, and other similar costs not otherwise expressly indicated on the Phase I Cost Statement, equal to six percent (6%) of all costs shown on the Phase I Cost Statement provided that no general contractor's fee shall be
included in the Phase I Cost Statement.   If Lessor's actual cost exceed the
Thirty Five Dollars ($35) per sq. ft., Lessee may pay the excess in cash, utilize the additional Five Dollars ($5) allowance as set forth above, or
remove items until the total costs are acceptable to Lessee.   Lessor and Lessee
shall negotiate in good faith to reduce the costs for construction of the Lessee Interior Improvements for Phase I by modifying the plans or taking other appropriate actions so that Lessor shall not exceed the Lessee approved Cost Statement without approval of Lessee. Lessee shall pay its approved share of the cost for construction of the Lessee Interior Improvements for Phase I within thirty (30) days after Lessor has provided Lessee with evidence that the approved work for the Lessee Interior Improvements for Phase I is complete.
All costs payable by Lessee for construction of the Lessee Interior Improvements for Phase I shall be reasonably documented and subject to verification by Lessee.

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2.1.5  CHANGE ORDERS:  No change made to the plans for the Lessee Interior
Improvements for Phase I and Phase I Cost Statement after the final approval by the parties thereof shall be effective, unless such change is approved in writing by Lessor and Lessee, which approval shall not be unreasonably withheld. In this regard, Lessor shall not be required to approve any change which will increase its cost contribution above the Phase I TI Allowance, structurally impair the Premises, or materially and adversely effect the outside appearance of the subject building and Lessee shall not be required to approve any change which will increase its cost contribution or interfere with the conduct of Lessee's business, or materially detract from the inside appearance of the
Premises.   Change orders shall be written and shall describe the nature of the change and the reasonably determined increase or decrease in each item of the Phase I Cost Statement (including the Lessor's management fee) occasioned by the
change.   If Lessee requests a change which will delay the Substantial
Completion of the Lessee Interior Improvements for Phase I beyond the Scheduled Completion Date (defined below), the maximum amount of Lessee delay that can be attributed to the change shall also be specified in the change order.

2.1.6 INABILITY TO OBTAIN MATERIALS: If Lessor notifies Lessee that any fittings, finished or other materials specified by Lessee for the Lessee Interior Improvements for Phase I that are not regularly used, and cannot be obtained within ninety (90) days after placing an order therefore and Lessor reasonably determines that such extended delivery time will prohibit Lessor from Substantially Completing the Lessee Interior Improvements for Phase I by the Scheduled Completion Date, and information that will permit Lessee reasonably to select an alternative fitting, finish, or material, including, without limitation any expected delays in the Scheduled Completion Date associated with each alternative, but only if (i) it wasn't a long lead time item when Lessor approved it or (ii) Lessor notified Lessee that it is a long lead time item when
Lessor delivered the plans for Lessee's approval.   Within seven (7) business
days, Lessee shall either (i) execute a change order in accordance with the foregoing requirements selecting a reasonable alternative presented by Lessor or developed by Lessee and approved by Lessor, which approval shall not be unreasonably withheld, or (ii) agree that any delay in the Substantial Completion of the Lessee Interior Improvements for Phase I as a consequence of the inability to obtain the item will be a Lessee Delay. Any item that is part of approved budget that can be obtained within Ninety (90) days will not be a delay under Section 2.1.8 below.

2.1.7 TIME PERIODS FOR APPROVAL: Lessee shall approve or disapprove any preliminary plans on or before the seventh (7th) business day following
submission to Lessee of the plan.    Lessee shall approve or disapprove on or
before the twelfth (12th) business day following submission to Lessee of any final plans. All change orders shall be approved or disapproved within three
(3) business days during construction.   If plans or change orders are
disapproved, Lessee shall state the reason for disapproval and Lessor and Lessee shall act in good faith to resolve any issues. Any unresolved issues shall be submitted to final and binding arbitration before Dennis Kobza.

2.1.8 COMPLETION OF THE WORK & DELAY: Lessor shall use its best efforts to Substantially Complete the Building Shell and the Lessee Interior Improvements (collectively the "Improvements") on or before August 30, 2000 (the "Scheduled
Completion Date").   Lessor and Lessee agree that Substantial Completion of the
Lessee Interior Improvements for Phase I after the Scheduled Completion Date will cause Lessee and Lessor to incur costs not contemplated by this Lease, the
exact amount of which will be extremely difficult to ascertain.   Accordingly,
if the Lessee Interior Improvements for Phase I are not Substantially Completed on or before September 15, 2000, then Lessor agrees to reduce the base monthly rental by an amount equal to two days of base rental for each day of delay until
payment of the entire penalty.   The parties agree that the abatement of base
monthly rent specified herein represents a fair and reasonable settlement for both parties and neither party shall have further liability to the other for any damages associated with delay in Substantial Completion of the Lessee Interior
Improvements for Phase I.   If the Lessee Interior Improvements for Phase I are
not Substantially Completed on or before October 15, 2000, the ("Required Completion Date"), Lessee may as its sole remedy, by delivery of written notice to Lessor at any time after the Required Completion Date, until the Substantial Completion of the Lessee Interior Improvements for Phase I, terminate this Lease or continue to accept the abatement of monthly rent as stated above. Notwithstanding the foregoing, the Scheduled Completion Date and the Required Completion Date shall be extended one date for each day Lessor's Substantial Completion of the Improvements is actually delayed due to (i) governmental action after receipt of the building permits for the Lessee Interior Improvements for Phase I (other than governmental refusal to approve work which fails to comply with applicable Law or the building permit), (ii) acts of God,
(iii) due to circumstances beyond Lessor's control and (iv) "Lessee Delay" means an actual delay in Substantial Completion of the Lessee Interior Improvements for Phase I resulting from (i) the Lessee's failure to meet Lessee's deadlines for approval of the plans for the Lessee Interior Improvements for Phase I as set forth on Exhibit G, (ii) any change in the work requested by Lessee (up to the maximum delay specified in the change order), and
(iii) any delay Lessee agrees in writing to bear because of the inability to obtain any fitting, finish or material pursuant to Subsection 2.1.6, above.

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2.1.9  STANDARD OF PERFORMANCE:  Lessor shall be responsible for ensuring that the Building Shell and the Lessee Interior Improvements for Phase I conform to all applicable Laws and the approved plans for the Lessee Interior Improvements
for Phase I and are performed in a good and workmanlike manner.   Neither
Lessee's approval of the plans for the Lessee Interior Improvements for Phase I, the Phase I Cost Estimate, nor Lessee's recommendation of any contractor for the work, shall relieve Lessor of its obligations under this Lease nor make Lessee liable to Lessor or any contractor , or their subcontractors with respect to the work. Lessor shall timely complete punchlist items within 30 days after receipt of punchlist from Lessee.

2.1.10 INSTALLATION OF LESSEE'S IMPROVEMENTS: Lessee shall be permitted during the installation of Lessee Improvements by Lessor to inspect Lessor's work and to install Lessee items such as telephone, security and moveable partitions and other Lessee related work provided it does not materially interfere with or delay Lessor's work or final approvals ("Lessee's Work").

2.2 BUILDING SHELL FOR PHASE II: The "Building Shell for Phase II", as defined in the attached Exhibit B shall be constructed at Lessor's sole cost and expense by independent contractors to be employed by and under the supervision of Lessor in accordance with the site plan, elevations, plans, specifications, and working drawings to be prepared by Lessor, approved by Lessee, and thereafter attached hereto as Exhibit H (collectively the "Shell Plans for Phase II"). Lessor shall be responsible for ensuring that Building Shell for Phase II conforms to the approved plans and all applicable statutes, rules, regulations, ordinances, and City of San Jose Building Department interpretations necessary for occupancy.

2.2.1 LESSEE INTERIOR IMPROVEMENTS FOR PHASE II: The "Lessee Interior Improvements for Phase II" shall be defined as all items not part of the Building Shell for Phase II and shall be constructed by independent contractors to be employed by and under the supervision of Lessor, in accordance with complete plans and specifications prepared by Lessor for submission to the City of San Jose ("Lessee Improvement Plans for Phase II"), complete with all mechanical and electrical design, approved by Lessee, and then to be attached hereto as Exhibit I. Lessee and its designated representatives, shall at all times during the construction of the Lessee Interior Improvements for Phase II have access to the Premises to monitor the progress of construction and Lessor's compliance with its obligation hereunder; provided however, that such access shall not unreasonably interfere with the activities of Lessor or its contractors.

2.2.2 BUDGET: Before entering into any contract with a contractor furnishing labor or materials in connection with the construction of the Lessee Interior Improvements for Phase II where the payment due under such contract is estimated by Lessor to be in excess of One Hundred Thousand Dollars ($100,000), Lessor shall request bids from at least three (3) qualified sub-contractors selected by Lessor and approved by Lessee (which approval shall not be unreasonably
withheld) for bidding.  Lessor will accept the lowest bid.   Lessee shall have
the opportunity to review and approve the bidders list prepared by Lessor, which approval shall not be unreasonable withheld, and may select a bidder of their choice for and bid, provided the bidder, gets the Lessor's reasonable requirements.

2.2.3 LESSOR'S ALLOWANCE: Included in the rental rates above would be a Lessee Interior Improvements allowance for Phase II in the amount of Thirty Five Dollars ($35.00) per square foot. Landlord shall also make available an additional Five Dollars ($5.00) per square foot allowance to be amortized over the remaining initial term, at an interest rate of ten percent (10%). Such additional improvements, if used, shall increase the rental to be paid accordingly.

Should the Lessee not utilize the full Thirty Five Dollars ($35.00) per square foot allowance for tenant improvements, then Lessee shall have the following options: (i) receive a rental decrease equal to the unused tenant improvement allowance amortized at ten percent (10%) over the term of the lease, (ii) the right to utilize, at a later time, any unused tenant improvement dollars for a period, not to exceed twelve (12) months from the Commencement Date of Phase II, or (iii) such dollars can be utilized by Lessee for the cost of moving expenses, security systems, phone systems and or cabling.

Lessee has the right to allocate the full tenant improvement allowance over the Phase I and Phase II buildings collectively.

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In addition to the above, Lessor will give Lessee a credit of  Two Hundred
Thirty Seven Thousand Five Hundred Dollars ($237,500) in cash or credit to improvements.

2.2.4 COST STATEMENT & LESSEE'S CONTRIBUTION: Lessor will prepare for Lessee's approval a cost statement which upon completion and approval shall be attached as Exhibit J (the "Phase II Cost Statement"), showing the expected construction cost of the Lessee Interior Improvements for Phase II. Lessor may include in the Phase II Cost Statement, a construction management fee, covering its overhead, profit, and other similar costs not otherwise expressly indicated on the Phase II Cost Statement, equal to six percent (6%) of all costs shown on the Phase II Cost Statement provided that no general contractor's fee shall be included in the Phase II Cost Statement. If Lessor's actual cost exceed the Thirty Five Dollars ($35) per sq. ft., Lessee may pay the excess in cash, utilize the additional Five Dollars ($5) allowance as set forth above, or remove items until the total costs are acceptable to Lessee. Lessor and Lessee shall negotiate in good faith to reduce the costs for construction of the Lessee Interior Improvements for Phase II by modifying the plans or taking other appropriate actions so that Lessor shall not exceed the Lessee approved Cost Statement without approval of Lessee. Lessee shall pay its approved share of the cost for construction of the Lessee Interior Improvements for Phase II within thirty (30) days after Lessor has provided Lessee with evidence that the approved work for the Lessee Interior Improvements for Phase II is complete.
All costs payable by Lessee for construction of the Lessee Interior Improvements for Phase II shall be reasonably documented and subject to verification by Lessee.

2.2.5 CHANGE ORDERS: No change made to the plans for the Lessee Interior Improvements for Phase II and Phase II Cost Statement after the final approval by the parties thereof shall be effective, unless such change is approved in writing by Lessor and Lessee, which approval shall not be unreasonably withheld. In this regard, Lessor shall not be required to approve any change which will increase its cost contribution above the Phase II TI Allowance, structurally impair the Premises, or materially and adversely effect the outside appearance of the subject building and Lessee shall not be required to approve any change which will increase its cost contribution or interfere with the conduct of Lessee's business, or materially detract from the inside appearance of the
Premises.   Change orders shall be written and shall describe the nature of the change and the reasonably determined increase or decrease in each item of the Phase II Cost Statement (including the Lessor's management fee) occasioned by
the change.   If Lessee requests a change which will delay the Substantial
Completion of the Lessee Interior Improvements for Phase II beyond the Scheduled Completion Date (defined below), the maximum amount of Lessee delay that can be attributed to the change shall also be specified in the change order.

2.2.6 INABILITY TO OBTAIN MATERIALS: If Lessor notifies Lessee that any fittings, finished or other materials specified by Lessee for the Lessee Interior Improvements for Phase II that are not regularly used, and cannot be obtained within ninety (90) days after placing an order therefore and Lessor reasonably determines that such extended delivery time will prohibit Lessor from Substantially Completing the Lessee Interior Improvements for Phase II by the Scheduled Completion Date, and information that will permit Lessee reasonably to select an alternative fitting, finish, or material, including, without limitation any expected delays in the Scheduled Completion Date associated with each alternative, but only if (i) it wasn't a long lead time item when Lessor approved it or (ii) Lessor notified Lessee that it is a long lead time item when
Lessor delivered the plans for Lessee's approval.   Within seven (7) business
days, Lessee shall either (i) execute a change order in accordance with the foregoing requirements selecting a reasonable alternative presented by Lessor or developed by Lessee and approved by Lessor, which approval shall not be unreasonably withheld, or (ii) agree that any delay in the Substantial Completion of the Lessee Interior Improvements for Phase II as a consequence of the inability to obtain the item will be a Lessee Delay. Any item that is part of the approved budget that can be obtained within ninety (90) days will not be a delay under Section 2.2.8 below.

2.2.7 TIME PERIODS FOR APPROVAL: Lessee shall approve or disapprove any preliminary plans on or before the seventh (7th) ) business day following
submission to Lessee of the plan.   Lessee shall approve or disapprove on or
before the twelfth (12th) business day following submission to Lessee of any final plans. All change orders shall be approved or disapproved within three
(3) business days during construction.   If plans or change orders are
disapproved, Lessee shall state the reason for disapproval and Lessor and Lessee shall act in good faith to resolve any issues. Any unresolved issues shall be submitted to final and binding arbitration by Dennis Kobza.

2.2.8 COMPLETION OF THE WORK & DELAY: Lessor shall use its best efforts to Substantially Complete the Building Shell and the Lessee Interior Improvements (collectively the "Improvements") on or before December 31, 2000 (the
"Scheduled Completion Date").   Lessor and Lessee agree that Substantial
Completion of the Lessee Interior Improvements for Phase II after the

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Scheduled Completion Date will cause Lessee and Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if the Lessee Interior Improvements for Phase II are not Substantially Completed on or before January 15, 2001, then Lessor agrees to reduce the base monthly rental by an amount equal to two days of base rental for each day of delay until payment of the entire penalty. The parties agree that the abatement of base monthly rent specified herein represents a fair and reasonable settlement for both parties and neither party shall have further liability to the other for any damages associated with delay in Substantial Completion of the Lessee Interior Improvements for Phase II. If the Lessee Interior Improvements for Phase II are not Substantially Completed on or before February 15, 2001, the ("Required Completion Date"), Lessee may as its sole remedy, by delivery of written notice to Lessor at any time after the Required Completion Date, until the Substantial Completion of the Lessee Interior Improvements for Phase II, terminate this Lease or continue to accept the abatement of monthly rent as stated above as it applies to Phase II. Notwithstanding the foregoing, the Scheduled Completion Date and the Required Completion Date shall be extended one date for each day Lessor's Substantial Completion of the Improvements is actually delayed due to (i) governmental action after receipt of the building permits for the Lessee Interior Improvements for Phase II (other than governmental refusal to approve work which fails to comply with applicable Law or the building permit), (ii) acts of God,
(iii) due to circumstances beyond Lessor's control and (iv) "Lessee Delay" means an actual delay in Substantial Completion of the Lessee Interior Improvements for Phase II resulting from (i) the Lessee's failure to meet Lessee's deadlines for approval of the plans for the Lessee Interior Improvements for Phase II as set forth on Exhibit K, (ii) any change in the work requested by Lessee (up to the maximum delay specified in the change order), and (iii) any delay Lessee agrees in writing to bear because of the inability to obtain any fitting, finish or material pursuant to Subsection 2.2.6, above.

2.2.9 STANDARD OF PERFORMANCE: Lessor shall be responsible for ensuring that the Building Shell and the Lessee Interior Improvements for Phase II conform to all applicable Laws and the approved plans for the Lessee Interior Improvements
for Phase II and are performed in a good and workmanlike manner.   Neither
Lessee's approval of the plans for the Lessee Interior Improvements for Phase II, the Phase II Cost Estimate, nor Lessee's recommendation of any contractor for the work, shall relieve Lessor of its obligations under this Lease nor make Lessee liable to Lessor or any contractor or their subcontractors with respect to the work. Lessor shall timely complete punchlist items within 30 days after receipt of punchlist from Lessee.

2.2.10 INSTALLATION OF LESSEE'S IMPROVEMENTS: Lessee shall be permitted during the installation of Lessee Improvements by Lessor to inspect Lessor's work and to install Lessee items such as telephone, security and moveable partitions and other Lessee related work provided it does not materially interfere with or delay Lessor's work or final approvals ("Lessee's Work").

2.3ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER: Lessee accepts the Premises in an "AS IS" condition and "AS IS" state of repair, subject to Lessor's representation that the Premises are in good order and repair, and comply with all requirements for occupancy and comply with 2.1.9 for Phase I and
2.2.9 for Phase II as of the Commencement Date and all improvements have been completed as shown on the Exhibits. Lessee shall have the benefit of any existing construction or equipment warranties Lessee agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises to Lessor in Good Condition and Repair. "Good Condition and Repair" shall generally mean that the Premises are in the condition that one would expect the Premises to be in, if throughout the Lease Term Lessee (i) uses and maintains the Premises in a commercially reasonable manner and in an accordance with the requirements of this Lease and (ii) makes all Required Replacements. "Required Replacements" are the replacements to worn-out equipment, fixtures, and improvements that a commercially reasonable owner-user would make excluding HVAC replacements, roof replacement, exterior painting and parking lot replacement. Notwithstanding the above Good Condition and Repair shall not mean in a new condition. All of the following shall be in Good Condition and Repair:
(i) the interior walls and floors of all offices and other interior areas, (ii) all suspended ceilings and any carpeting shall be clean and in good condition,
(iii) all glazing, windows, doors and door closures, plate glass, and (iv) all electrical systems including light fixtures and ballasts, plumbing, and temperature control systems. Lessee, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all its personal property and trade fixtures including any manufacturing equipment, even though it may be hardwired and bolted to the Premises, and all such property not so removed shall be deemed to be abandoned by Lessee. Lessee shall reimburse Lessor for all disposition costs incurred by Lessor relative to Lessee's abandoned property.
If the Premises are not surrendered at the end of the Lease Term or earlier termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from any delay caused by Lessee in surrendering the Premises including, without limitation, any claims made by any succeeding Lessee founded on such delay. Lessee shall have no obligation to remove Lessee Interior Improvements.

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3. USES PROHIBITED: Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the subject Premises are located or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which will endanger the structure, or use any machinery or apparatus which will in any manner unreasonably vibrate or shake the Premises or the building of which it is a part, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building structure, unless approved by the local, state federal or other applicable governing authority. Lessor consents to Lessee's use of materials which are part of the normal, day-to-day operations of Lessee's business at the Premises provided Lessee has all required governmental approvals but this does not relieve Lessee of any of its obligations not to contaminate the Premises and related real property or violate any Hazardous Materials Laws.

4. ALTERATIONS AND ADDITIONS: Lessee shall not make, or suffer to be made, any alteration or addition to said Premises, or any part thereof, without the express, advance written consent of Lessor not to be unreasonably withheld or delayed; any addition or alteration to said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor at the end of the Lease Term or earlier termination of this Lease. Alterations and additions which are not deemed as trade fixtures shall include HVAC systems, lighting systems, electrical systems, hardwall partitioning, carpeting, or any other installation which has become an integral part of the Premises. Lessee agrees that it will not proceed to make such alterations or additions until all required government permits have been obtained and after having obtained consent from Lessor to do so, until five (5) days from the receipt of such consent, so that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee's improvements. Lessee shall at all times permit such notices to be posted and to remain posted until the completion of work. At the end of the Lease Term or earlier termination of this Lease, Lessee shall remove and shall be required to remove its special tenant improvements, all related equipment installed after the Commencement Date, and any additions or alterations installed by Lessee at or during the Lease Term and Lessee shall return the Premises to the condition that existed before the installation of such tenant improvements. Notwithstanding the above, Lessor agrees to allow any reasonable alterations and improvements and will notify Lessee at the time of approval if such improvements or alterations are to be removed at the end of the Lease Term or earlier termination of this Lease. Subject to the above, Lessee may without the consent of Lessor, (a) make nonstructural alterations costing up to Fifty Thousand Dollars ($50,000).

5. MAINTENANCE OF PREMISES:

  (a) Lessee shall at its sole cost and expense keep, repair, and maintain the interior of the Premises in Good Condition and Repair, including, but not limited to, the interior walls and floors (i.e. carpet and VCT) of all offices and other interior areas, doors and door closures, all lighting systems, temperature control systems, and plumbing systems, including any Required Replacements. Lessee shall provide interior and exterior window washing as needed.

  (b) Lessor shall, at Lessor's expense, keep, repair, and maintain in Good Condition and Repair but subject to reimbursement by Lessee unless covered by warranty, pursuant to this Lease (based on a pro-rata share of (i) costs based on square footage or (ii) costs directly related to Lessee's use of the Premises as reasonably determined by Lessor) the following, which shall be included in the monthly CAC:

     1. The exterior of the building, any appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas, electrical systems, and painting of exterior walls. The parking lot to receive a finish coat every five to seven years.

     2. The HVAC by a service contract with a licensed air conditioning and heating contractor which contract shall provide for a minimum of quarterly maintenance of all air conditioning and heating equipment at the Premises including HVAC repairs or replacements which are either excluded from such service contract or any existing equipment warranties. Lessee may at its option provide all requirements of this paragraph by a licensed contractor and CAC will be adjusted to reflect decreased cost upon 60 days written notice to Lessor.

     3. The landscaping by a landscape contractor to water, maintain, trim and replace, when necessary, any shrubbery, irrigation parts, and landscaping at the Premises.

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     4. The roof membrane by a service contract with a licensed reputable roofing contractor which contract shall provide for a minimum of semi-annual maintenance, cleaning of storm gutters, drains, removing of debris, and trimming overhanging trees, repair of the roof and application of a finish coat every five years to the building at the Premises.

     5. Exterior pest control.
     6. Fire monitoring services.
     7. Parking lot sweeping.

  (c) Lessee hereby waives any and all rights to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code. However, in an emergency Lessee may make any repairs required of Lessor that Lessor has not made, provided Lessor has received notice of the need for the repair, and Lessor will always reimburse Lessee for reasonable costs incurred in the repairs.

  (d) Lessor shall be responsible for the repair of any structural defects in the Premises including the roof structure (not membrane), exterior walls and foundation during the Lease Term.

6. INSURANCE:

  A) HAZARD INSURANCE: Lessee shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which may cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by an all risk insurance policy including flood and earthquake. Lessee shall comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable all risk insurance with flood and earthquake, covering the Premises. Lessor shall, at Lessee's sole cost and expense, purchase and keep in force fire and extended coverage insurance, covering loss or damage to the Premises in an amount equal to the full replacement cost of the Premises, as determined by Lessor, with proceeds payable to Lessor. In the event of a loss per the insurance provisions of this paragraph, Lessee shall be responsible for deductibles up to Twenty Five Thousand Dollars ($25,000). If the deductible exceeds Twenty Five Thousand Dollars ($25,000), then Lessee may cancel the lease by written notice to Lessor within ten (10) days of claim unless Lessor agrees to pay the amount deductible above Twenty Five Thousand Dollars ($25,000). Lessor may also cancel lease at his option if Lessee is unwilling to pay entire policy deductible. Lessee acknowledges that the insurance referenced in this paragraph does not include coverage for Lessee's personal property.

  B) LOSS OF RENTS INSURANCE: Lessor shall, at Lessee's sole cost and expense, purchase and maintain in full force and effect, a policy of rental loss insurance, in an amount equal to the amount of Rent payable by Lessee commencing on the date of loss if reasonably available for the next ensuing one (1) year, as reasonably determined by Lessor with proceeds payable to Lessor ("Loss of Rents Insurance").

  C) LIABILITY AND PROPERTY DAMAGE INSURANCE: Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor and Lessor's Agents for damages to goods, wares and merchandise, and all other personal property in, upon, or about the Premises, and for injuries to persons in, upon, or about the Premises, from any cause arising at any time, and Lessee will hold Lessor and Lessor's Agents exempt and harmless from any damage or injury to any person, or to the goods, wares, and merchandise and all other personal property of any person, arising from the use or occupancy of the Premises by Lessee, or from the failure of Lessee to keep the Premises in Good Condition and Repair, as herein provided. Lessee shall, at Lessee's sole cost and expense, purchase and keep in force a standard policy of commercial general liability insurance and property damage policy covering the Premises and all related areas insuring the Lessee having a combined single limit for both bodily injury, death and property damage in an amount not less than three million dollars ($3,000,000.00) and Lessee's insurance shall be primary. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall, at its sole cost and expense, comply with all of the insurance requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Lessee's use and occupancy of the said Premises.

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  D) PERSONAL PROPERTY INSURANCE: Lessee shall obtain, at Lessee's sole cost and expense, a policy of fire and extended coverage insurance including coverage for direct physical loss special form, and a sprinkler leakage endorsement insuring the personal property of Lessee. The proceeds from any personal property damage policy shall be payable to Lessee.

All insurance policies required in 6 C) and 6 D) above shall: (i) provide for a certificate of insurance evidencing the insurance required herein, being deposited with Lessor ten (10) days prior to the Commencement Date, and upon each renewal, such certificates shall be provided 15 days prior to the expiration date of such coverage, (ii) be in a form reasonably satisfactory to Lessor and shall provide the coverage required by Lessee in this Lease, (iii) be carried with companies with a Best Rating of A- minimum, (iv) specifically provide that such policies shall not be subject to cancellation, reduction of coverage, or other change except after 30 days prior written notice to Lessor,
(v) name Lessor, Lessor's lender, and any other party with an insurable interest in the Premises as additional insureds by endorsement to policy, and (vi) shall be primary.

Lessee agrees to pay to Lessor, as additional Rent, on demand, the full cost of the insurance policies referenced in 6 A) and 6 B) above as evidenced by insurance billings to Lessor which shall be included in the CAC. If Lessee does not occupy the entire Premises, the insurance premiums shall be allocated to the portion of the Premises occupied by Lessee on a pro-rata square footage or other equitable basis, as determined by Lessor. It is agreed that Lessee's obligation under this paragraph shall be prorated to the reflect the Commencement Date and the end of the Lease Term. Notwithstanding the above on sixty (60) days written notice prior to Commencement Date, Lessee may provide insurance required in 6A & 6B at its sole expense, on terms stated herein and CAC shall be reduced accordingly.

Lessor and Lessee hereby waive any rights each may have against the other related to any loss or damage caused to Lessor or Lessee as the case may be, or to the Premises or its contents, and which may arise from any risk covered by fire and extended coverage insurance and those risks required to be covered under Lessee's personal property insurance. The parties shall provide that their respective insurance policies insuring the property or the personal property include a waiver of any right of subrogation which said insurance company may have against Lessor or Lessee, as the case may be.

7. ABANDONMENT: Lessee shall not vacate or abandon the Premises at any time during the Lease Term; and if Lessee shall vacate, abandon, or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor. Notwithstanding the above, the Premises shall not be considered vacated or abandoned if Lessee maintains the Premises in Good Condition and Repair, provides security and is not in default.

8. FREE FROM LIENS: Lessee shall keep the subject Premises and the property in which the subject Premises are situated, free from any and all liens including but not limited to liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. However, the Lessor shall allow Lessee to contest a lien claim, so long as the claim is discharged prior to any foreclosure proceeding being initiated against the property and provided Lessee provides Lessor a bond if the lien exceeds $15,000, notwithstanding the foregoing, no bond will be required if the lien is discharged within thirty(30) days of filing.

9. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Lessee shall, at its sole cost and expense, comply with all of the requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use and occupancy of the Premises all local and municipal ordinances and state and federal statutes now in force or which may hereafter be in force.

10. INTENTIONALLY OMITTED.

11. ADVERTISEMENTS AND SIGNS: Lessee shall not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city, local, state, federal or other applicable governing authority. A sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the end of the Lease Term or earlier termination of this Lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have the same removed at Lessee's expense.

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12. UTILITIES: Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Any charges for sewer usage, PG&E and telephone site service or related fees shall be the obligation
of Lessee and paid for by Lessee.   Lessor and Lessee agree that Lessor shall
not be liable to Lessee for any disruption in any of the utility services to the Premises so long as all utilities are separately metered to Lessee.

13. ATTORNEY'S FEES: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, because of the breach of any other covenant herein, or to enforce, protect, or establish any term, conditions, or covenant of this Lease or the right of either party hereunder, the losing party shall pay to the Prevailing Party reasonable attorney's fees which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. The term "Prevailing Party" shall mean the party that received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

14.1 DEFAULT: The occurrence of any of the following shall constitute a default and breach of this Lease by Lessee: a) Any failure by Lessee to pay Rent or to make any other payment required to be made by Lessee hereunder when due if not cured within ten (10) days after written notice thereof by Lessor to Lessee; b) The abandonment or vacation of the Premises by Lessee except as provided in
Section 7; c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot be reasonably cured within such thirty (30) day period, Lessee shall not be deemed to be in default if Lessee shall, within such period, commence such cure and thereafter diligently prosecute the same to completion; d) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy; e) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets or Lessee's interest in this Lease, or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease.

14.2 SURRENDER OF LEASE: In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease before the end of the Lease Term and all rights of Lessee hereunder, by giving written notice of such intention to terminate. In the event that Lessor terminates this Lease due to a default of Lessee, then Lessor may recover from Lessee: a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus b) the worth at the time of award of unpaid Rent which would have been earned after termination until the time of award exceeding the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus
d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and e) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of Wells Fargo's prime rate plus two percent (2%) per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

14.3 RIGHT OF ENTRY AND REMOVAL: In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

14.4 ABANDONMENT: In the event of the vacation or abandonment, except as provided in Section 7, of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 14.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and Lessor does not elect to terminate this Lease as provided in Section 14.2 above, then Lessor may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental rates and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises. In the event that Lessor elects to relet the Premises, then Rent received by Lessor from such reletting shall be applied;

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first, to the payment of any indebtedness other than Rent due hereunder from
Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to the payment of future Rent as the same may become due and payable hereunder. Should that portion of such Rent received from such reletting during any month, which is applied by the payment of Rent hereunder according to the application procedure outlined above, be less than the Rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

14.5 NO IMPLIED TERMINATION: No re-entry or taking possession of the Premises by Lessor pursuant to Section 14.3 or Section 14.4 of this Lease shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

15. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or sub tenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or sub tenancies.

16. TAXES: Lessee shall pay and discharge punctually and when the same shall become due and payable without penalty, all real estate taxes, personal property taxes, taxes based on vehicles utilizing parking areas in the Premises, taxes computed or based on rental income (other than federal, state and municipal net income taxes), environmental surcharges, privilege taxes, excise taxes, business and occupation taxes, school fees or surcharges, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes, water and sewer taxes, assessments (including, but not limited to, assessments for public improvements or benefit), assessments for local improvement and maintenance districts, and all other governmental impositions and charges of every kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called "Tax" or "Taxes") which, at any time during the Lease Term, shall be applicable or against the Premises, or shall become due and payable and a lien or charge upon the Premises under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority whatsoever. The term "Environmental Surcharge" shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Premises. The term "Tax" shall include, without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever (i) in whole or in part on the Rent payable by Lessee under this Lease, (ii) upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises, (iii) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises, (iv) upon Lessee's business operations conducted at the Premises, (v) upon, measured by or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located on the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Lessee, regardless of whether title to such improvements shall be in Lessor or Lessee, or (vi) in lieu of or equivalent to any Tax set forth in this Section
16. In the event any such Taxes are payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such Taxes, then the Rent payable thereunder shall be increased to net Lessor the same net rent after imposition of any such Tax upon Lessor as would have been payable to Lessor prior to the imposition of any such Tax. It is the intention of the parties that Lessor shall be free from all such Taxes and all other governmental impositions and charges of every kind and nature whatsoever. However, nothing contained in this
Section 16 shall require Lessee to pay any Federal or State income, franchise, estate, inheritance, succession, transfer or excess profits tax imposed upon
Lessor.   If any general or special assessment is levied and assessed against the Premises, Lessor agrees to use its best reasonable efforts to cause the assessment to become a lien on the Premises securing repayment of a bond sold to finance the improvements to which the assessment relates which is payable in installments

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of principal and interest over the maximum term allowed by law. It is understood and agreed that Lessee's obligation under this paragraph will be prorated to reflect the Commencement Date and the end of the Lease Term. It is further understood that if Taxes cover the Premises and Lessee does not occupy the entire Premises, the Taxes will be allocated to the portion of the Premises occupied by Lessee based on a pro-rata square footage or other equitable basis, as determined by Lessor. Taxes billed by Lessor to Lessee shall be included in the monthly CAC.

Subject to any limitations or restrictions imposed by any deeds of trust or mortgages now or hereafter covering or affecting the Premises, Lessee shall have the right to contest or review the amount or validity of any Tax by appropriate legal proceedings but which is not to be deemed or construed in any way as relieving, modifying or extending Lessee's covenant to pay such Tax at the time and in the manner as provided in this Section 16. However, as a condition of Lessee's right to contest, if such contested Tax is not paid before such contest and if the legal proceedings shall not operate to prevent or stay the collection of the Tax so contested, Lessee shall, before instituting any such proceeding, protect the Premises and the interest of Lessor and of the beneficiary of a deed of trust or the mortgagee of a mortgage affecting the Premises against any lien upon the Premises by a surety bond, issued by an insurance company acceptable to Lessor and in an amount equal to one and one-half (1 1/2) times the amount contested or, at Lessor's option, the amount of the contested Tax and the interest and penalties in connection therewith. Any contest as to the validity or amount of any Tax, whether before or after payment, shall be made by Lessee in Lessee's own name, or if required by law, in the name of Lessor or both Lessor and Lessee. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all costs or expenses, including attorneys' fees, in connection with any such proceedings brought by Lessee, whether in its own name or not. Lessee shall be entitled to retain any refund of any such contested Tax and penalties or interest thereon which have been paid by Lessee. Nothing contained herein shall be construed as affecting or limiting Lessor's right to contest any Tax at Lessor's expense.

17. NOTICES: Unless otherwise provided for in this Lease, any and all written notices or other communication (the "Communication") to be given in connection with this Lease shall be given in writing and shall be given by personal delivery, by mailing by registered or certified mail with postage thereon or recognized overnight courier, fully prepaid, in a sealed envelope addressed to the intended recipient as follows:

     (a)  to the Lessor at:
               10050 Bandley Drive
               Cupertino, California 95014
               Attention: Carl E. Berg
               Fax (408) 725-1626

     (b)  to the Lessee at:
          Before Lease Commencement:
               ACT Manufacturing, Inc.
               4950 Patrick Henry Drive
               Santa Clara, CA 95054
               Attn Michael Carter
               Fax 408 970 9557

          After Lease Commencement
               ACT Manufacturing, Inc.
               5500 Hellyer Ave.
               San Jose, CA 95138
               Attn: Michael Carter
               Fax 408 970-9557

          With a copy to in either event:
               ACT Manufacturing, Inc.
               1 Cabot Road
               Hudson, Mass  01749
               Attn:  CFO
               Fax 978 562 8395

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or such other addresses, individual as may be designated by a Communication given by a party to the other parties as aforesaid. Any Communication given by personal delivery shall be conclusively deemed to have been given and received on a date it is so delivered at such address provided that such date is a business day, otherwise on the first business day following its receipt, and if given by registered or certified mail, on the day on which delivery is made or refused or if given by recognized overnight courier, on the first business day following deposit with such overnight courier, on the day on which it was transmitted provided such day is a business day, failing which, on the next business day thereafter.

18. ENTRY BY LESSOR: Lessee shall permit Lessor and its agents to enter into and upon said Premises at all reasonable times with at least twenty-four (24) hours prior notice, except in an emergency. using the minimum amount of interference and inconvenience to Lessee and Lessee's business, subject to any security regulations of Lessee, for the purpose of inspecting the same or for the purpose of maintaining the building in which said Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises; and shall permit Lessor and his agents, at any time within One Hundred Twenty (120) days prior to the end of the Lease Term, to place upon said Premises any usual or ordinary "For Sale" or "For Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

19. DESTRUCTION OF PREMISES: In the event of a partial destruction of the said Premises during the Lease Term from any cause which is covered by Lessor's property insurance, Lessor shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days after receipt of building permit under the laws and regulations of State, Federal, County, or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of Rent while such repairs are being made. With respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the subject Premises may be situated is destroyed to an extent greater than fifty percent (50%) of the replacement cost thereof, Lessor may, at its sole option, elect to terminate this Lease, whether the subject Premises is insured or not. A total destruction of the building in which the subject Premises are situated shall terminate this Lease. Notwithstanding the above, Lessor is only obligated to repair or rebuild to the extent of available insurance proceeds including any deductible amount paid by Lessee. Should Lessor determine that insufficient or no insurance proceeds are available for repair or reconstruction of Premises, Lessor, at its sole option, may terminate the Lease. Lessee shall have the option of continuing this Lease by agreeing to pay all repair costs to the subject Premises and if the destruction is within the last twelve (12) months of the Lease Term, the Lessee shall have the right to terminate this Lease within twenty (20) days of date of destruction by written notice to Lessor.

20. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereto, or cause any other person or entity (a bona fide subsidiary or affiliate of Lessee excepted) to occupy or use the Premises, or any portion thereof, without the advance written consent of Lessor, which shall not be unreasonably withheld or delayed. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, terminate this Lease. This Lease shall not, or shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor, which shall not be unreasonably withheld or delayed. Notwithstanding Lessor's obligation to provide reasonable approval, Lessor reserves the right to withhold its consent for any proposed sublessee or assignee of Lessee if the proposed sublessee or assignee is a user or generator of Hazardous Materials. If Lessee desires to assign its rights under this Lease or to sublet for the remaining Term of the Lease, all of the subject Premises to a party other than a bona fide subsidiary or affiliate of Lessee, Lessee shall first notify Lessor of the proposed terms and conditions of such assignment or subletting. Lessor shall have the right of first refusal to enter into a direct Lessor-lessee relationship with such party under such proposed terms and conditions, in which event Lessee shall be relieved of its obligations hereunder to the extent of the Lessor-lessee relationship entered into between Lessor and such third party. Notwithstanding the foregoing, Lessee may assign this Lease to a successor in interest, whether by merger or acquisition, provided there is no substantial reduction in the net worth of the resulting entity and the resulting entity is not a user or generator of Hazardous Materials. Whether or not Lessor's consent to a sublease or assignment is required, in the event of any sublease or

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assignment, Lessee shall be and shall remain primarily liable for the performance of all conditions, covenants, and obligations of Lessee hereunder and, in the event of a default by an assignee or sublessee, Lessor may proceed directly against the original Lessee hereunder and/or any other predecessor of such assignee or sublessee without the necessity of exhausting remedies against said assignee or sublessee.

21. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which in Lessee's reasonable opinion is susceptible of occupation hereunder for Lessee's intended purposes, this Lease shall as to the part so taken, terminate as of the date title vests in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the Lease Term only that portion of Rent as the value of the part remaining. The rental adjustment resulting will be computed at the same Rental rate for the remaining part not taken; however, Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall be payable to the Lessor. Lessee may file a separate claim and be entitled to any award granted to Lessee.

22. EFFECTS OF CONVEYANCE: The term "Lessor" as used in this Lease, means only the owner for the time being of the land and building constituting the Premises, so that, in the event of any sale of said land or building, or in the event of a Lease of said building, Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser of any such sale, or the Lessor of the building, that the purchaser or lessor of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security is given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor will transfer and deliver the security, as such, to the purchaser at any such sale of the building, and thereupon the Lessor shall be discharged from any further liability.

23. SUBORDINATION: This Lease, in the event Lessor notifies Lessee in writing, shall be subordinate to any ground lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property at which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Lessee agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, if Lessee is not in default and so long as Lessee shall pay the Rent and observe and perform all of the provisions and covenants required under this Lease, Lessee's right to quiet possession of the Premises shall not be disturbed or effected by any subordination.

24. WAIVER: The waiver by Lessor or Lessee of any breach of any term, covenant or condition, herein contained shall not be construed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of Lessee's breach of any term, covenant, or condition of the Lease.

25. HOLDING OVER: Any holding over after the end of the Lease Term requires Lessor's written approval prior to the end of the Lease Term, which, notwithstanding any other provisions of this Lease, Lessor may withhold. Such holding over shall be construed to be a tenancy at sufferance from month to month. Lessee shall pay to Lessor monthly base rent equal to one and one-half (1.5) times the monthly base rent installment due in the last month of the Lease Term and all other additional rent and all other terms and conditions of the Lease shall apply, so far as applicable. Holding over by Lessee without written approval of Lessor shall subject Lessee to the liabilities and obligations provided for in this Lease and by law, including, but not limited to those in
Section 2.1 of this Lease. Lessee shall indemnify and hold Lessor harmless against any loss or liability resulting from any delay caused by Lessee in surrendering the Premises, including without limitation, any claims made or penalties incurred by any succeeding lessee or by Lessor provided Lessor has given Lessee 30 (thirty) days prior written notice that such holdover will result in damages to Lessor. No holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

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26. LESSOR'S LIABILITY: If Lessee should recover a money judgment against Lessor arising in connection with this Lease, the judgment shall be satisfied only out of the Lessor's interest in the Premises except to the extent of the Security Deposit and neither Lessor or any of its partners shall be liable personally for any deficiency.

27. ESTOPPEL CERTIFICATES: Lessee shall at any time during the Lease Term, upon not less than ten (10) business days prior written notice from Lessor, execute and deliver to Lessor a statement in writing certifying that, this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the dates to which the Rent and other charges have been paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such a statement within such time shall be conclusive upon the Lessee that (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in Lessor's performance.

28. TIME: Time is of the essence of the Lease.

29. CAPTIONS: The headings on titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

30. PARTY NAMES: Landlord and Tenant may be used in various places in this Lease as a substitute for Lessor and Lessee respectively.

31. RIGHT OF FIRST OFFER TO PURCHASE: Prior to Lessor accepting any offer to purchase the Premises (all or any buildings under Lease), or prior to Lessor making any offer to sell the Premises, Lessor shall give Lessee written notice of such offer and shall include in such notice the price and terms and a statement that Lessor is willing to sell at that price and on those terms. Lessee shall have the option, which may be exercised by written notice to Lessor at any time within thirty (30) days from the receipt of the Lessor's notice, to agree to purchase the Premises at the price and on the terms specified in the notice to Lessee, provided, however, that if such terms provided for an exchange of property as part of the purchase of the Premises, Lessee shall cooperate with Lessor provided Lessee assumes no liability and has no additional costs as a result of its cooperation with Lessor on exchange. If Lessee fails to exercise its option within the 30-day period, Lessor shall have 180 days thereafter to sell the Premises at the price and on the terms specified in the notice to Lessee.

If Lessor elects, within 180 days of Lessor's notice, to sell the Premises to a third party on terms more favorable to the third party buyer than the terms set forth in Lessor's notice to Lessee, then Lessor must re-offer the Premises to Lessee on the same terms and conditions offered to the third party buyer ("Lessor's Second Notice to Sell"). Lessee shall have five (5) business days from Lessee's receipt of Lessor's Second Notice to elect to buy the Premises.
If Lessee does not respond in writing accepting all terms and conditions offered to third party, Lessor shall thereafter be entitled to sell the Premises to the third party on the terms and conditions set forth in Lessor's Second Notice to Sell or on other terms and conditions at least as favorable to Lessor as said terms and conditions in Lessor's Second Notice for a period of 180 days after which Lessee's Right of First Offer to Purchase shall again be in effect for the Premises.

If Lessor does not sell the Premises during the period stated above, Lessor will re-offer the Premises to Lessee before offering the Premises to any other purchaser giving Lessee five (5) days to accept the price and terms.

Notwithstanding the above, Lessor will not be obligated to offer the Premises to Lessee upon a sale to Mission West Properties or its affiliates or if sale is part of a sale of multiple properties owned or controlled by Lessor or Lessor's affiliates. In the event of a sale to a party other than Mission West Properties or its affiliates as stated in this paragraph, thereafter Section 31 shall be null and void.

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32. HABITUAL DEFAULT: Notwithstanding anything to the contrary contained in
Section 14 herein, Lessor and Lessee agree that if Lessee shall have defaulted in the payment of Rent for more than two times during any twelve month period during the Lease Term, then such conduct shall, at the option of the Lessor, represent a separate event of default which cannot be cured by Lessee. Lessee acknowledges that the purpose of this provision is to prevent repetitive defaults by the Lessee under the Lease, which constitute a hardship to the Lessor and deprive the Lessor of the timely performance by the Lessee hereunder.



33. HAZARDOUS MATERIALS

33.1 DEFINITIONS: As used in this Lease, the following terms shall have the following meaning:

     a. The term "Hazardous Materials" shall mean (i) polychlorinated biphenyls;
     (ii) radioactive materials and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of "hazardous substance" "hazardous water", "hazardous material", "extremely hazardous waste", "restricted hazardous waste" under Section 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances Account Act), (iii) defined as "hazardous material", "hazardous substance", or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response, Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25181 of the California Health and Safety Code, Division 20l, Chapter 6.7 (Underground Storage of Hazardous Substances),
     (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) defined as "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 1004 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (ix) defined as a "hazardous waste", pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (x) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Responsibility Compensations, and Liability Act, 42 U.S.C. 9601 et seq., or (xi) regulated under the Toxic Substances Control Act, 156 U.S.C. 2601 et seq.

     b. The term "Hazardous Materials Laws" shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, transportation, analysis, manufacture, installation, release, discharge, storage or disposal of Hazardous Material.

     c. The term "Lessor's Agents" shall mean Lessor's agents, representatives, employees, contractors, subcontractors, directors, officers and partners.

     d. The term "Lessee's Agents" shall mean Lessee's agents, representatives, employees, contractors, subcontractors, directors, officers, partners, invitees or any other person in or about the Premises.

33.2 LESSEE'S RIGHT TO INVESTIGATE: Lessee shall be entitled to cause such inspection, soils and ground water tests, and other evaluations to be made of the Premises as Lessee deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises, and (ii) the potential for exposure to Lessee's employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises. Lessee shall provide Lessor with copies of all inspections, tests and evaluations. Lessee shall indemnify, defend and hold Lessor harmless from any cost, claim or expense arising from such entry by Lessee or from the performance of any such investigation by such Lessee.

33.3 LESSOR'S REPRESENTATIONS: Lessor hereby represents and warrants to the best of Lessor's knowledge that the Premises are, as of the date of this Lease, in compliance with all Hazardous Material Laws.

33.4 LESSEE'S OBLIGATION TO INDEMNIFY: Lessee, at its sole cost and expense, shall indemnify, defend, protect and hold Lessor and Lessor's Agents harmless from and against any and all cost or expenses, including those described under subparagraphs i, ii and iii herein below set forth, arising from or caused in whole or in part, directly or indirectly by:

     a. Lessee's or Lessee's Agents' use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Material to, in, on, under, about or from the Premises; or

     b. Lessee's or Lessee's Agents failure to comply with Hazardous Material laws; or

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

     c. Any release of Hazardous Material to, in, on, under, about, from or onto the Premises caused by or occurring as a result of acts or omissions of Lessee or Lessee's Agents or occurring during the Lease Term, except ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents.

The cost and expenses indemnified against include, but are not limited to the following:

     i. Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expenses;

     ii. Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effects on the environment;

     iii. The cost of any repair, clean-up, treatment or detoxification of the Premises necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises, and expenses (including, without limitation, reasonable attorney's fees and consultants fees, investigation and laboratory fees, court cost and litigation expenses).

33.5 LESSEE'S OBLIGATION TO REMEDIATE CONTAMINATION: Lessee shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises by Hazardous Materials during the Lease Term as a result of acts or omissions of Lessee or Lessee's Agents.

33.6 OBLIGATION TO NOTIFY: Lessor and Lessee shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Material which related to the Premises and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Material Laws.

33.7 SURVIVAL: The obligations of Lessee under this Section 33 shall survive the Lease Term or earlier termination of this Lease.

33.8 CERTIFICATION AND CLOSURE: On or before the end of the Lease Term or earlier termination of this Lease, Lessee shall deliver to Lessor a certification executed by Lessee stating that, to the best of Lessee's knowledge, there exists no violation of Hazardous Material Laws resulting from Lessee's obligation in Paragraph 33. If pursuant to local ordinance, state or federal law, Lessee is required, at the expiration of the Lease Term, to submit a closure plan for the Premises to a local, state or federal agency, then Lessee shall comply at its sole cost and expense with the requirements of the closure plan and furnish to Lessor a copy of such plan.

33.9 PRIOR HAZARDOUS MATERIALS: Lessee shall have no obligation to clean up or to hold Lessor harmless with respect to any Hazardous Material or wastes discovered on the Premises, except as a result of Environmental Surcharges, which were not introduced into, in, on, about, from or under the Premises during the Lease Term or ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents.

34. BROKERS: Lessor and Lessee represent that they have not utilized or contacted a real estate broker or finder with respect to this Lease other than Colliers International and Spaulding & Slye("C & S") and Lessee agrees to indemnify and hold Lessor harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessee other than C&S. Lessor shall at its sole cost and expense pay the brokerage commission per previously agreed upon fee to C&S in connection with this transaction. Lessor represents and warrants that it has not utilized or contacted a real estate broker or finder with respect to this Lease other than C&S and Lessor agrees to indemnify and hold Lessee harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessor. Lessor agrees to pay a market commission to C&S on any expansion by Lessee throughout the term of the Lease, provided C&S is still representing ACT Manufacturing.

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

35. OPTION TO EXTEND

A. Option: Lessor hereby grants to Lessee two (2), five (5) year options to
   ------
extend the Lease Term,  on the following terms and conditions:

     (i) Lessee shall give Lessor written notice of its exercise of its option to extend no earlier than twelve (12) , nor later than six (6) calendar months before the Lease Term would end but for said exercise. If Lessee and Lessor have not agreed to rental terms in writing, Lessee may withdraw its notice of exercise of an extension option prior to six (6) months
     before the Lease Term would end but for said exercise.    Lessor shall
     provide Lessee with Lessor's proposed base monthly rent for the option period within twenty (20) days of Lessee's written request. However, once Lessee delivers a notice of exercise of an option to extend the Lease Term it may not be withdrawn except as provided for herein and subject to the provisions of this Section 35, such notice shall operate to extend the
     Lease Term.   Upon any extension of the Lease Term pursuant to this Section
     35, the term "Lease Term" as used in this Lease shall thereafter include the then extended term. Time is of the essence.

     (ii) Lessee may not extend the Lease Term pursuant to any option granted by this Section 35 if Lessee is in default as of the date of the exercise of its option. If Lessee has committed a default by Lessee as defined in
     Section 14 or 32 that has not been cured or waived by Lessor in writing by the date that any extended term is to commence, then Lessor may elect not to allow the Lease Term to be extended, notwithstanding any notice given by Lessee of an exercise of this option to extend.

     (iii) All terms and conditions of this Lease shall apply during the extended term, except that the base rent and rental increases for each extended term shall be determined as provided in Section 35 (B) below

     (iv) The option rights of A C T Manufacturing, Inc. granted under this
     Section 35 are granted for A C T Manufacturing, Inc.'s personal benefit or related entity and may not be assigned or transferred by A C T Manufacturing, Inc. or related entity or exercised if A C T Manufacturing, Inc. or related entity is not occupying the Premises at the time of exercise.

B. Extended Term Rent - Option Period: The monthly Rent for the Premises during
   ----------------------------------
the extended term shall equal the fair market monthly Rent for the Premises as of the commencement date of the extended term, but in no case, less than the Rent during the last month of the prior Lease term. Promptly upon Lessee's exercise of the option to extend, Lessee and Lessor shall meet and attempt to agree on the fair market monthly Rent for the Premises as of the commencement date of the extended term. In the event the parties fail to agree upon the amount of the monthly Rent for the extended term prior to commencement thereof, the monthly Rent for the extended term shall be determined by appraisal in the manner hereafter set forth; provided, however, that in no event shall the monthly Rent for the extended term be less than in the immediate preceding period excluding any rent as a result of the Five Dollar ($5.00) per square foot allowance that has been fully amortized over initial lease. Annual base rent increases during the extended term shall be three and a half percent (3.5%) per
year.   In the event it becomes necessary under this paragraph to determine the fair market monthly Rent of the Premises by appraisal, Lessor and Lessee each shall appoint a real estate appraiser who shall be a member of the American Institute of Real Estate Appraiser ("AIREA") and such appraisers shall each determine the fair market monthly Rent for the Premises taking into account the value of the Premises and the amenities provided by the outside areas, the common areas, and the Building, and prevailing comparable Rentals in the area for like kind and age. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Lessor and Lessee. If the fair market monthly Rent of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher Rent, the average of the two shall be controlling. If said fair market monthly Rent varies by more than five percent (5%) of the higher Rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall also be experienced in the appraisal of Rent values and adjustment practices for commercial properties in the vicinity of the Premises. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market monthly Rent of the Premises taking into account the same factors referred to above, and submit his appraisal report to Lessor and Lessee. The fair market monthly Rent determined by the third appraiser for the Premises shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained in which case the Rent set for in said higher appraisal shall be controlling. If either Lessor or Lessee fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Lessor and Lessee are unable to agree upon a third appraiser within the required period in accordance

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

with the foregoing, application shall be made within twenty (20) days thereafter by either Lessor or Lessee to AIREA, which shall appoint a member of said institute willing to serve as appraiser. The cost of all appraisals under this subparagraph shall be borne equally be Lessor and Lessee.

36. APPROVALS: Whenever in this Lease the Lessor's or Lessee's consent is required, such consent shall not be unreasonably or arbitrarily withheld or delayed. In the event that the Lessor or Lessee does not respond to a request for any consents which may be required of it in this Lease within ten business days of the request of such consent in writing by the Lessee or Lessor, such consent shall be deemed to have been given by the Lessor or Lessee.

37. AUTHORITY: Each party executing this Lease represents and warrants that he or she is duly authorized to execute and deliver the Lease. If executed on behalf of a corporation, that the Lease is executed in accordance with the by-laws of said corporation (or a partnership that the Lease is executed in accordance with the partnership agreement of such partnership), that no other party's approval or consent to such execution and delivery is required, and that the Lease is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

38. INDEMNIFICATION OF LESSOR: Except to the extent caused by the sole negligence or willful misconduct of Lessor or Lessor's Agents, Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, attorney's fees, investigation costs or liabilities on account of, or arising out of the use, condition or occupancy of the Premises or any act or omission to act of Lessee or Lessee's Agents or any occurrence in, upon, about or at the Premises, including, without limitation, any of the foregoing provisions arising out of the use, generation, manufacture, installation, release, discharge, storage, or disposal of Hazardous Materials by Lessee or Lessee's Agents. It is understood that Lessee is and shall be in control and possession of the Premises and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part thereof. This Lease is entered into on the express condition that Lessor shall not be liable for, or suffer loss by reason of injury to person or property, from whatever cause, which in any way may be connected with the use, condition or occupancy of the Premises or personal property located herein. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as to whether Lessee is complying with the terms of this Lease and Lessor shall be under no duty to enter, inspect or to perform any of Lessee's covenants set forth in this Lease. Lessee shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation to Lessee's part to be performed under the terms of this Lease. The provisions of Section 38 shall survive the Lease Term or earlier termination of this Lease with respect to any damage, injury or death occurring during the Lease Term.

39. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

40. MISCELLANEOUS PROVISIONS: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights or remedies in law and in equity.

41. RIGHT OF FIRST OFFER TO LEASE: Lessee shall have a first right of offer to lease any buildings of Lessor north of Silver Creek Blvd. ("NSCB") that become available for lease in the future, subject to prior rights of other Lessee's existing at Lease signing. Prior to Lessor making any offer to lease any NSCB building, Lessor shall give Lessee written notice of such offer and Lessee shall have the opportunity to lease the NSCB building, or the part thereof offered for lease, on the terms and conditions set forth in Lessor's notice of offer. Lessee shall have the option, which may be exercised by written notice to Lessor at any time within ten (10) business days from the receipt of the Lessor's notice to agree to lease the NSCB building on the terms and conditions specified in Lessor's notice to Lessee. If Lessee fails to exercise its option within the 10-day period, Lessor shall have 180 days thereafter to lease NSCB building specified in the notice, but in no case on terms more favorable than those available to Lessee pursuant to this section.

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

If Lessor shall thereafter offer to lease the NSCB building to a third party on the terms and conditions more favorable than Lessee's terms and conditions, Lessor shall then offer Lessee the more favorable terms and conditions and if not accepted in five (5) days then Lessor may lease to a third party.

42. CHOICE OF LAW: This lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language of all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee.




IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease, the day and year first above written.

LESSOR                                                                  LESSEE
MISSION WEST PROPERTIES,  L.P.                                          A C T MANUFACTURING INC.
Mission West Properties, Inc., General Partner


By:  /s/ Carl E. Berg                                                   By:   /s/ Jeffrey B. Lavin
    -------------------------------------------------------                 ------------------------------------------------------
            signature of authorized representative                                  signature of authorized representative

   Carl E. Berg                                                             Jeffrey B. Lavin
-----------------------------------------------------------           ------------------------------------------------------------
printed name                                                            printed name

  President of General Partner                                          VP Finance, Chief Financial Officer
-----------------------------------------------------------           ------------------------------------------------------------
title                                                                   title

            3/17/00                                                          3/15/00
-----------------------------------------------------------           ------------------------------------------------------------
date                                                                    date

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